UNITED STATES
SECURITIES AND EXCHANGE COMMISSION
WASHINGTON, D.C. 20549

FORM 8-K

CURRENT REPORT

Pursuant to Section 13 or 15(d) of the Securities Exchange Act of 1934

Date of Report (Date of Earliest Event Reported):	August 1, 2005

TeraForce Technology Corporation
__________________________________________
(Exact name of registrant as specified in its charter)

Delaware	0-11630	76-0471342
_____________________ (State or other jurisdiction	_____________ (Commission	______________ (I.R.S. Employer
of incorporation)	File Number)	Identification No.)

1240 East Campbell Road, Richardson, Texas		75081
_________________________________ (Address of principal executive offices)		___________ (Zip Code)

Registrant’s telephone number, including area code:	469-330-4960

Not Applicable
______________________________________________
Former name or former address, if changed since last report

Check the appropriate box below if the Form 8-K filing is intended to simultaneously satisfy the filing obligation of the registrant under any of the following provisions:

[  ]  Written communications pursuant to Rule 425 under the Securities Act (17 CFR 230.425)
[  ]  Soliciting material pursuant to Rule 14a-12 under the Exchange Act (17 CFR 240.14a-12)
[  ]  Pre-commencement communications pursuant to Rule 14d-2(b) under the Exchange Act (17 CFR 240.14d-2(b))
[  ]  Pre-commencement communications pursuant to Rule 13e-4(c) under the Exchange Act (17 CFR 240.13e-4(c))

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Item 1.01 Entry into a Material Definitive Agreement.

Asset Purchase Agreement.

On August 1, 2005 the Company and its wholly owned subsidiary, DNA Computing Solutions, Inc. ("DNA") entered into an Asset Purchase Agreement (the "APA") with GE Fanuc Embedded Systems, Inc. ("GEF"). Pursuant to the terms of the APA, the Company and DNA have agreed to sell to GEF substantially all of the assets of DNA in a transaction subject to Section 363 of the Federal Bankruptcy Code (as defined below). The APA provides for a total purchase price of $2,895,000. The Company has also agreed to provide GEF with certain transition services, for which GEF will reimburse the Company for its costs.

GEF will pay $300,000 (which shall be deducted from the total purchase price) to an indemnity escrow account, which escrow account will be used, among other things, to fund certain payments that the Company and DNA may be obligated to pay to GEF. The balance of the escrow account, if any, will be released on the first anniversary of the closing date, except for retentions relating to any unresolved claims which will be held until such claims are resolved. The Company’s and DNA’s indemnification obligations under the APA are limited to the $300,000 paid to the indemnity escrow account.

The terms and conditions of the APA are subject to the approval of the Bankruptcy Court (as defined below). The Company and DNA will seek approval by the Bankruptcy Court of the sale pursuant to the APA and certain associated bidding procedures.

In addition to the approval by the Bankruptcy Court, the transaction contemplated by the APA is subject to the satisfaction of various closing conditions including the completion of certain due diligence by GEF, the absence of a material adverse change related to the DNA assets, the approval by the Bankruptcy Court of the bidding procedures and buyer protections discussed below, the acceptance of offers of employment from GEF by certain employees of DNA, the assignment and assumption and rejection by DNA of certain executory contracts pursuant to Section 365 of the Bankruptcy Code, and other conditions usual and customary in transactions of this nature.

Subject to the approval of the Bankruptcy Court, the asset sale will be subject to a competitive bidding process in which third parties will have the opportunity to bid on the assets to be sold under the APA. An initial competing bid must meet certain conditions set forth in the APA and must exceed GEF’s present bid by at least $200,000. In addition competing bidders must accompany a competing bid with a deposit of at least $150,000. In connection with seeking court approval of the bidding procedures, we will request that the Bankruptcy Court approve a "topping fee" in the amount of $75,000, to be paid to GEF in the event another bid is accepted. In addition, we have agreed to reimburse GEF’s expenses up to $75,000 in the event another bid is accepted, as well as in certain other circumstances.

The APA provides that GEF may terminate the APA if, among other things, the order for bidding procedures has not been entered by the Bankruptcy Court within 30 days after the date of the commencement of the Chapter 11 Cases (as defined below) or if the order for the sale has not been entered by the Bankruptcy Court within 75 days after the date of the commencement of the Chapter 11 Cases. The APA also includes other termination provisions customary for agreements for the acquisition of assets of companies in Chapter 11 bankruptcy proceedings.

The APA is attached hereto as Exhibit 10.1 and is incorporated by reference herein and the description of the APA contained herein is qualified in its entirety by the terms of the APA.

Debtor-in-possession Financing Agreement.

Subject to the approval of the Bankruptcy Court, the Company and DNA’s financing through the bankruptcy process will be pursuant to a $750,000 Post-Petition Loan Agreement (the "DIP Loan") between the Company and DNA, on one hand, and Richard E. Bean, Robert E. Garrison II, Steven A. Webster, James R. Hawkins, Peter W. Badger, John H. Styles and Donald R. Campbell (collectively the "DIP Lenders"), on the other hand. The DIP Loan bears interest at prime plus 4%, which is due at maturity. The DIP Loan matures on the earlier of (i) December 31, 2005 and (ii) the effective date of a plan of reorganization. The initial advance under the DIP Loan will be approximately $500,000 and additional advances will be subject to the consent of the DIP Lenders.

The proceeds of the DIP loan, upon final approval by the Bankruptcy Court, will be used to pay certain pre-petition obligations necessary for the operation of the Company and DNA, pay fees and expenses in connection with the DIP Loan and fund the Company’s and DNA’s working capital and general corporate requirements while the Chapter 11 Cases are pending. Obligations under the DIP Loan are secured by substantially all of the assets of DNA and the Company.

The obligations under the DIP Loan are entitled to super-priority administrative expense claim status under the Bankruptcy Code, subject to the payment of a basket of professional fees permitted by the Bankruptcy Court in the Chapter 11 Cases. The DIP Loan generally permits the ordinary course payment of professionals and administrative expenses prior to the occurrence of an event of default under the DIP Loan or a default under the bankruptcy court orders approving the DIP Loan.

Events of default under the DIP Loan include (i) the failure to pay principal or interest when due, (ii) the dismissal of the Chapter 11 Cases (as defined below), the conversion of the Chapter 11 Cases to cases under Chapter 7 of the Bankruptcy Code or the appointment of a trustee in either of the Chapter 11 Cases, (iii) the proposal and confirmation of a plan of reorganization without the consent of the DIP Lenders, unless the DIP Loan is paid in full on the plan’s effective date, and (iv) the default by the Company or DNA under the terms of any final order in the Chapter 11 Cases.

Closing of the DIP Loan is conditioned upon the Bankruptcy Court having entered an order providing the DIP Lenders certain protections including granting an allowed super-priority administrative claim in accordance with Section 364(c)(l) of the Bankruptcy Code.

Item 1.03 Bankruptcy or Receivership.

On August 3, 2005 the Company and DNA each filed voluntary petitions for relief under Chapter 11 of the United States Bankruptcy Code (the "Bankruptcy Code") in the United States Bankruptcy Court for the Northern District of Texas Dallas Division (the "Bankruptcy Court") (Case Nos. 05-38756 and 05-38757), respectively (collectively the "Chapter 11 Cases"). The Bankruptcy Cases have been assigned to the honorable Judge Barbara J. Houser and the Bankruptcy Cases are expected to be jointly administrated. The Company and DNA will continue to operate their business as debtors-in-possession under the jurisdiction of the Bankruptcy Court and in accordance with applicable provisions of the Bankruptcy Code.

Proceeds from the sale to GEF will not be sufficient to repay all of the Company’s and DNA’s debts. The Company expects to propose a plan of reorganization pursuant to which it expects to provide for distributions to unsecured creditors. At this time the amount and form of such distribution, if any, cannot be determined and it is unlikely that the plan will provide for any distribution to the Company’s existing common shareholders.

Item 2.03 Creation of a Direct Financial Obligation or an Obligation under an Off-Balance Sheet Arrangement of a Registrant.

The description of the debtor-in-possession financing set forth in Item 1.01 is incorporated herein by reference.

Item 2.04 Triggering Events That Accelerate or Increase a Direct Financial Obligation or an Obligation Under an Off-Balance Sheet Arrangement.

The filing of the Chapter 11 Cases constituted an event of default under the Company’s and DNA’s existing credit agreements. In accordance with the terms of the credit agreements, all amounts outstanding under those agreements became immediately due and payable. Total principal and accrued interest outstanding under these facilities amounted to approximately $11,079,000 as of August 1, 2005.

We understand that on August 1, 2005 the $2,750,000 note payable of DNA to Encore Bank, along with the related guaranty of the Company and all related security agreements, were acquired by the seven private investors that provided limited guaranties to Encore Bank as security for those obligations. Accordingly, DNA’s and the Company’s obligations under those agreements are now held by those individuals. These same individuals are providing the debtor-in-possession financing described in Item 1.01 herein.

Upon the filing of the Chapter 11 Cases the Company is in default pursuant to its $3,900,000 credit agreement with Bank One, NA. We expect that the bank will draw upon the letter of credit that secures that obligation. Accordingly, the obligation to Bank One will be satisfied and the Company will become obligated to the private investor who has provided the letter of credit pursuant to a reimbursement agreement. The amount of the obligation will be equal to the amounts drawn under the letter of credit and any related costs or expenses.

We believe, however, that the acceleration of the outstanding debt under these borrowing arrangements will be stayed as a result of the filing of the Chapter 11 Cases.

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SIGNATURES

Pursuant to the requirements of the Securities Exchange Act of 1934, the registrant has duly caused this report to be signed on its behalf by the undersigned hereunto duly authorized.

TeraForce Technology Corporation

August 4, 2005	By:	Robert P. Capps

Name: Robert P. Capps
Title: Chief Financial Officer

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Exhibit Index

Exhibit No.	Description

10.1	Asset Purchase Agreement Between GE Fanuc Embedded Systems, Inc., TeraForce Technology Corporation and DNA Computing Solutions, Inc. Dated as of August 1, 2005